EXHIBIT 23(c)

                     [MERCER CAPITAL CORPORATION LETTERHEAD]



                      CONSENT OF MERCER CAPITAL CORPORATION

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Britton & Koontz Capital Corporation of our opinion, dated September 27, 2000 with respect to the merger of Britton & Koontz Capital Corporation and Louisiana Bancshares, Inc. and to our firm, respectively, included in the Registration Statement No. 333-47982 of Britton & Koontz Capital Corporation (the "Initial Registration Statement") and to the inclusion of such opinion as an annex to the Initial Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.





                                                     MERCER CAPITAL CORPORATION
                                                     INVESTMENT BANKING





September 27, 2000


/s/ Mercer Capital Management, Inc